Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and between SANTANDER HOLDINGS USA, INC. Boston, Massachusetts and FEDERAL RESERVE BANK OF BOSTON Boston, Massachusetts	Docket No. 15-018-WA/RB-HC

WHEREAS, Santander Holdings USA, Inc., Boston, Massachusetts (“Santander Holdings”) is a registered bank holding company that owns and controls Santander Bank, N.A., Wilmington, Delaware (the “Bank”), a national bank, and various nonbank subsidiaries, including Santander Consumer USA Inc., Dallas, Texas (“SCUSA”);

WHEREAS, Santander Holdings has adopted a firmwide risk management program designed to identify and manage risks across the consolidated organization;

WHEREAS, the most recent inspection of Santander Holdings conducted by the Federal Reserve Bank of Boston (the “Reserve Bank”) identified deficiencies in the organization’s governance, risk management, capital planning, and liquidity risk management;

WHEREAS, it is the common goal of Santander Holdings and the Reserve Bank to maintain the financial soundness of Santander Holdings so that Santander Holdings may serve as a source of strength to the Bank;

WHEREAS, Santander Holdings and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”);

WHEREAS, on June 26, 2015, the board of directors of Santander Holdings, at a duly constituted meeting, adopted a resolution authorizing and directing Scott Powell, to enter into this Agreement on behalf of Santander Holdings, and consenting to compliance with each and every provision of this Agreement by Santander Holdings; and

NOW, THEREFORE, Santander Holdings and the Reserve Bank agree as follows:

Board Oversight

1. Within 60 days of this Agreement, the board of directors shall submit a written plan acceptable to the Reserve Bank to strengthen board oversight of the management and operations of the consolidated organization. The plan shall, at a minimum, address, consider, and include:

(a) actions that the board of directors will take to maintain effective control over, and supervision of, the consolidated organization’s risk management, capital planning, and liquidity risk management, including, but not limited to, SCUSA’s operations and activities;

(b) the structure of Santander Holdings oversight of the consolidated organization, including:

(i) a description of the committees and officer positions responsible for oversight of the consolidated organization;

(ii) a description of the duties and responsibilities of each committee and officer; and

(iii) reporting lines from the various subsidiaries to Santander Holdings, and within Santander Holdings;

(c) the responsibility of the board of directors in approving policies and procedures related to the consolidated organization’s material business lines and operations;

(d) the responsibility of the board of directors to monitor management’s adherence to approved policies and procedures, and applicable laws and regulations;

(e) a description of the information and reports that will be regularly reviewed by the board of directors in its oversight of the operations and management of Santander Holdings and its subsidiaries;

(f) the designation of a qualified and experienced individual to manage and oversee the development and implementation of the remedial actions required by this Agreement; and

(g) a formal project plan, including milestones, timetables, success measures, and adequate funding for personnel and other resources, to ensure the development and implementation of the remedial actions required by this Agreement.

Risk Management

2. Within 60 days of this Agreement, Santander Holdings shall submit a written plan acceptable to the Reserve Bank to enhance the firmwide risk management program. The plan shall, at a minimum, address, consider, and include:

(a) an assessment of the effectiveness of the current firmwide risk management program;

(b) enhanced written policies, procedures, and risk management standards designed to identify, assess, manage, and monitor risk exposures, including, but not limited to, risks in new activities and products, investments, and liquidity;

(c) the establishment of appropriate written risk tolerance guideline limits, and controls to ensure adherence thereto;

(d) consistency with the Board of Governors of the Federal Reserve System’s (the “Board of Governors”) guidance related to risk management, including, but not limited to: the Guidance on Model Risk Management, dated April 4, 2011(SR 11-7); and Supplemental Policy Statement on the Internal Audit Function and Its Outsourcing, dated January 23, 2013 (SR 13-1);

(e) clearly defined roles and responsibilities for the risk management function, including staffing levels and expertise required;

(f) steps to improve the information, reports, systems, and data that identify, measure, and aggregate on-and off-balance sheet risk and exposure data of the consolidated bank holding company; and

(g) the implementation of incentives that are consistent with risk management objectives and standards.

Capital Planning

3. Within 60 days of this Agreement, Santander Holdings shall submit a written plan acceptable to the Reserve Bank to improve capital planning and management for the consolidated organization that is commensurate with the size and complexity of the organization. The plan shall, at a minimum, address, consider, and include:

(a) the implementation of an effective capital planning and stress testing process that is well documented and objectively evaluated by the board of directors and senior management;

(b) the consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the applicable minimum capital requirements and overall capital adequacy standards set forth in Regulation Q of the Board of Governors (12 C.F.R. Part 217) and the applicable capital adequacy guidelines for the Bank issued by the Bank’s federal regulator;

(c) an assessment of capital adequacy that takes into account the organization’s risk position across all exposures arising from the organization’s activities, the results of stress testing, loss estimates, and risk to capital measures;

(d) enhancements to the consolidated organization’s and Bank’s systems and processes used to plan, project, and model capital levels as they relate to stress testing scenarios that are commensurate with Santander Holdings’ size, complexity, and risk profile;

(e) the roles and responsibilities of key decision makers regarding capital planning and assessment; and

(f) the requirements of section 38A of the Federal Deposit Insurance Act (the “FDI Act”) (12 U.S.C. § 1831o-1) and section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), that Santander Holdings serve as a source of strength to the Bank.

Liquidity Risk Management

4. Within 60 days of this Agreement, Santander Holdings shall submit a written plan acceptable to the Reserve Bank to strengthen liquidity risk management at the consolidated organization. The plan shall address, consider, and include:

(a) enhancements to Santander Holding’s liquidity risk management practices consistent with the Board of Governor’s guidance related to liquidity risk management,

including, but not limited to, the Interagency Policy Statement on Funding and Liquidity Risk Management, dated March 17, 2010 (SR 10-6) and Supervisory Guidance on Stress Testing for Banking Organizations with More Than $10 billion in Total Consolidated Assets, dated May 14, 2012 (SR 12-7);

(b) a consolidated liquidity stress testing framework that includes robust methods for comprehensively projecting cash flows arising from assets, liabilities, and off-balance sheet items;

(c) a liquidity buffer metric and limits based on the consolidated stress testing framework; and

(d) a comprehensive, well-documented, contingency funding plan that defines roles, responsibilities, and accountability for contingency actions and communications.

Compliance with Laws and Regulations

5. (a) In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive position, Santander Holdings shall comply with the notice provisions of Section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 CFR §§ 225.71 et seq.).

(b) Santander Holdings shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 CFR Part 359).

Progress Reports

6. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors of Santander Holdings or an authorized committee thereof shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement, a timetable and schedule to implement specific remedial actions to be taken, and the results thereof.

Approval and Implementation Programs

7. (a) Santander Holdings shall submit written plans that are acceptable to the Reserve Bank within the applicable time period set forth in paragraphs 1, 2, 3, and 4 of this Agreement. Each plan shall contain a timeline for full implementation of the plan with specific deadlines for completion of each component of the plan.

(b) Within 10 days of approval by the Reserve Bank, Santander Holdings shall adopt the plans. Upon adoption, Santander Holdings shall implement the approved plans and thereafter fully comply with them.

(c) During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

8. All communications regarding this Agreement shall be sent to:

(a)	Ms. Theresa J. Barry

Vice President

Federal Reserve Bank of Boston

600 Atlantic Avenue

Boston, Massachusetts 02210

(b)	Mr. Christopher K. Pfirrman

General Counsel

Mail Code: MA1-SST-05-08

Santander Holdings USA, Inc.

75 State Street

Boston, Massachusetts 02109

Miscellaneous

9. Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its discretion, grant written extensions of time to Santander Holdings to comply with any provision of this Agreement.

10. The provisions of this Agreement shall be binding upon Santander Holdings and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the FDI Act (12 U.S.C. §§ 1813(u) and 1818(b)(3)), in their capacities as such, and their successors and assigns.

11. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

12. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Santander Holdings, its subsidiaries, or any of their current or former institution-affiliated parties and their successors and assigns.

13. This Agreement does not supersede the Written Agreement entered into by Santander Holdings and the Reserve Bank dated September 15, 2014.

14. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 2nd day of July, 2015.

SANTANDER HOLDINGS USA, INC.		FEDERAL RESERVE BANK OF BOSTON

By:	/s/ Scott Powell	By:	/s/ James T. Nolan
	Scott Powell		James T. Nolan
	CEO		Executive Vice President